Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2018 RESULTS
Oak Brook, IL – May 1, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2018.
FINANCIAL RESULTS
For the quarter ended March 31, 2018, the Company reported:

▪
Net income attributable to common shareholders of $41.8 million, or $0.19 per diluted share, compared to net loss attributable to common shareholders of $11.5 million, or $0.05 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $55.0 million, or $0.25 per diluted share, compared to $0.5 million, or $0.00 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $55.8 million, or $0.25 per diluted share, compared to $66.9 million, or $0.28 per diluted share, for the same period in 2017.

OPERATING RESULTS
For the quarter ended March 31, 2018, the Company’s portfolio results were as follows:

▪	1.5% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.4% at March 31, 2018, down 50 basis points from 94.9% at December 31, 2017 and down 40 basis points from 94.8% at March 31, 2017;

▪	Retail portfolio percent leased, including leases signed but not commenced: 94.3% at March 31, 2018, down 60 basis points from 94.9% at December 31, 2017 and flat at March 31, 2017;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.06 at March 31, 2018, up 8.8% from $17.52 ABR per occupied square foot at March 31, 2017;

▪	637,000 square feet of retail leasing transactions comprised of 97 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 31.2% on new leases and 5.6% on renewal leases for a blended re-leasing spread of 6.4%.
“Our predominantly mixed-use, lifestyle and grocery-anchored portfolio is well-positioned to navigate this transitional time in retail real estate as we look to continue to grow shareholder value,” stated Steve Grimes, president and chief executive officer. “In acknowledgment of our success to date in this mission, we were able to enhance our financial flexibility by significantly improving the economics and structure of our recently closed $1.1 billion unsecured credit facility. We thank our bank group for their continued confidence, support and recognition of the great things happening here at RPAI.”

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY
Dispositions
To date in 2018, the Company has completed or is under contract for property dispositions totaling $193.0 million. During the quarter, the Company completed $104.8 million of retail property dispositions, which included the sales of five multi-tenant retail assets for $96.1 million and two single-user retail assets for $8.7 million. Additionally, during the quarter, the Company completed the sale of development air rights for $12.0 million.
Subsequent to quarter end, the Company completed the sale of one single-user retail asset for $1.6 million. In addition, the Company is under contract to sell its one remaining office complex, Schaumburg Towers, for a purchase price of $86.6 million. Schaumburg Towers is classified as held for sale as of March 31, 2018 and the sale is expected to close during the second quarter of 2018, subject to satisfaction of customary closing conditions. The Company is also under contract to sell land and the rights to develop 30 residential units at One Loudoun Downtown for $6.8 million. This transaction is expected to close in three phases with the first phase closing during 2018, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.93%, a weighted average maturity of 5.1 years and a net debt to adjusted EBITDA ratio of 5.4x.
During the quarter, the Company repaid a $10.8 million mortgage payable, excluding amortization, which had an interest rate of 4.82% and incurred a prepayment penalty of $1.0 million.
Subsequent to quarter end, as previously announced, the Company closed on a $1.1 billion amended and restated unsecured credit facility (2018 Unsecured Credit Facility). The 2018 Unsecured Credit Facility was amended and restated as follows:
$850 Million Unsecured Revolving Line of Credit

▪	Increased the capacity on the existing unsecured revolver by $100 million to $850 million;

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 105 basis points, a 30 basis point improvement from the previous rate;

▪	Extended the maturity date to April 22, 2022 from January 5, 2020; and

▪	Retained two six-month extension options.
$250 Million Unsecured Term Loan Due 2021

▪	Set pricing, which is based on the Company’s leverage, at LIBOR plus 120 basis points, a 10 basis point improvement from the previous rate; and

▪	Retained the maturity date of January 5, 2021.
$100 Million Unsecured Term Loan Due 2018

▪	Repaid the remaining $100 million unsecured term loan that matures on May 11, 2018.
In recognition of the completion of the Company’s portfolio transformation and its improved portfolio quality, the capitalization rate used to calculate certain financial covenants under the 2018 Unsecured Credit Facility was set at 6.50%, a 25 basis point improvement from the previous rate.

GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.34 to $0.38 per diluted share in 2018. The Company is maintaining its 2018 Operating FFO attributable to common shareholders guidance range of $0.98 to $1.02 per diluted share, based, in part, on the following assumptions:

▪	Same store NOI growth of 2.0% to 3.0%;

▪	Property acquisitions of $50 to $150 million;

▪	Property dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $43 million, excluding the impact on earnings from executive separation.
DIVIDEND
On April 24, 2018, the Company declared the second quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on July 10, 2018 to Class A common shareholders of record on June 26, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 2, 2018 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 2, 2018 until midnight (ET) on May 16, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13677165.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of March 31, 2018, the Company owned 106 retail operating properties representing 19.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates,” “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months ended March 31, 2018 represents NOI from the Company’s same store portfolio consisting of 103 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three months ended March 31, 2018 represents NOI primarily from properties acquired during 2017, Schaumburg Towers, which is classified as held for sale as of March 31, 2018, two properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the redevelopment portion of Circle East, formerly known as Towson Circle, which has been combined with the Company’s neighboring retail operating property formerly known as Towson Square, the properties that were sold or held for sale in 2017 and 2018 and the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,042,260	$1,066,705
Building and other improvements	3,553,298	3,686,200
Developments in progress	19,805	33,022
	4,615,363	4,785,927
Less accumulated depreciation	(1,210,147)	(1,215,990)
Net investment properties	3,405,216	3,569,937

Cash and cash equivalents	33,533	25,185
Accounts and notes receivable (net of allowances of $6,675 and $6,567, respectively)	66,893	71,678
Acquired lease intangible assets, net	116,141	122,646
Assets associated with investment properties held for sale	68,799	3,647
Other assets, net	67,139	125,171
Total assets	$3,757,721	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $962 and $1,024, respectively, unamortized discount of $(569) and $(579), respectively, and unamortized capitalized loan fees of $(527) and $(615), respectively)	$275,316	$287,068
Unsecured notes payable, net (includes unamortized discount of $(823) and $(853), respectively, and unamortized capitalized loan fees of $(3,275) and $(3,399), respectively)	695,902	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,371) and $(2,730), respectively)	547,629	547,270
Unsecured revolving line of credit	91,000	216,000
Accounts payable and accrued expenses	53,270	82,698
Distributions payable	36,353	36,311
Acquired lease intangible liabilities, net	94,911	97,971
Liabilities associated with investment properties held for sale	2,673	—
Other liabilities	66,023	69,498
Total liabilities	1,863,077	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 219,489 and 219,237 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	219	219
Additional paid-in capital	4,575,191	4,574,428
Accumulated distributions in excess of earnings	(2,684,606)	(2,690,021)
Accumulated other comprehensive income	3,840	1,074
Total equity	1,894,644	1,885,700
Total liabilities and equity	$3,757,721	$3,918,264

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues
Rental income	$94,455	$109,974
Tenant recovery income	28,090	30,786
Other property income	2,297	2,933
Total revenues	124,842	143,693

Expenses
Operating expenses	20,255	21,864
Real estate taxes	20,468	21,879
Depreciation and amortization	45,228	53,474
Provision for impairment of investment properties	592	—
General and administrative expenses	12,495	11,213
Total expenses	99,038	108,430

Operating income	25,804	35,263

Interest expense	(18,765)	(85,532)
Other income, net	222	5
Income (loss) from continuing operations	7,261	(50,264)
Gain on sales of investment properties	34,519	41,164
Net income (loss)	41,780	(9,100)
Preferred stock dividends	—	(2,362)
Net income (loss) attributable to common shareholders	$41,780	$(11,462)

Earnings (loss) per common share – basic and diluted
Net income (loss) per common share attributable to common shareholders	$0.19	$(0.05)

Weighted average number of common shares outstanding – basic	218,849	236,294

Weighted average number of common shares outstanding – diluted	219,403	236,294

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended March 31,
	2018	2017

Net income (loss) attributable to common shareholders	$41,780	$(11,462)
Depreciation and amortization of depreciable real estate	44,950	53,079
Provision for impairment of investment properties	592	—
Gain on sales of depreciable investment properties	(32,340)	(41,164)
FFO attributable to common shareholders	$54,982	$453

FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.00

FFO attributable to common shareholders	$54,982	$453
Impact on earnings from the early extinguishment of debt, net	1,028	66,357
Provision for hedge ineffectiveness	—	6
Gain on sale of non-depreciable investment property	(2,179)	—
Impact on earnings from executive separation (a)	1,737	—
Other (b)	207	130
Operating FFO attributable to common shareholders	$55,775	$66,946

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.28

Weighted average number of common shares outstanding – diluted	219,403	236,294

(a)	Reflected as an increase to "General and administrative expenses" in the condensed consolidated statements of operations.

(b)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.34	$0.38
Depreciation and amortization of depreciable real estate	0.785	0.785
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(0.14)	(0.14)
FFO attributable to common shareholders	$0.985	$1.025

Impact on earnings from the early extinguishment of debt	0.005	0.005
Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Impact on earnings from executive separation	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$0.98	$1.02

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2018	2017

Net income (loss) attributable to common shareholders	$41,780	$(11,462)
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	2,362
Gain on sales of investment properties	(34,519)	(41,164)
Depreciation and amortization	45,228	53,474
Provision for impairment of investment properties	592	—
General and administrative expenses	12,495	11,213
Interest expense	18,765	85,532
Straight-line rental income, net	(2,479)	(341)
Amortization of acquired above and below market lease intangibles, net	(854)	(731)
Amortization of lease inducements	241	323
Lease termination fees	(1,019)	(1,612)
Straight-line ground rent expense	666	686
Amortization of acquired ground lease intangibles	(140)	(140)
Other income, net	(222)	(5)
NOI	80,534	98,135
NOI from Other Investment Properties	(3,737)	(22,495)
Same Store NOI	$76,797	$75,640

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratios)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	March 31, 2018	December 31, 2017

Mortgages payable, net	$275,316	$287,068
Unsecured notes payable, net	695,902	695,748
Unsecured term loans, net	547,629	547,270
Unsecured revolving line of credit	91,000	216,000
Total	1,609,847	1,746,086
Mortgage premium, net of accumulated amortization	(962)	(1,024)
Mortgage discount, net of accumulated amortization	569	579
Unsecured notes payable discount, net of accumulated amortization	823	853
Capitalized loan fees, net of accumulated amortization	6,173	6,744
Total notional debt	1,616,450	1,753,238
Less: consolidated cash and cash equivalents	(33,533)	(25,185)
Less: disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges	—	(54,087)
Total net debt	$1,582,917	$1,673,966
Net Debt to Adjusted EBITDA (a)	5.4x	5.5x

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2018	December 31, 2017

Net income attributable to common shareholders	$41,780	$103,144
Preferred stock dividends	—	6,780
Interest expense	18,765	18,015
Depreciation and amortization	45,228	46,598
Gain on sales of investment properties	(34,519)	(107,101)
Provision for impairment of investment properties	592	8,147
Impact on earnings from executive separation	1,737	—
Adjusted EBITDA	$73,583	$75,583
Annualized	$294,332	$302,332

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.